UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/15/2009

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2009, the Board of Directors (the "Board") of Global Crossing Limited (the "Company") and the Compensation Committee of the Board (the "Compensation Committee") took action on a number of compensation-related matters which impacted the executive officers (other than our former Chief Financial Officer, Jean Mandeville, whose employment with the Company terminated on September 30, 2008) named in the Summary Compensation Table of the Company's proxy statement for its 2009 Annual General Meeting of Shareholders (the "Named Executive Officers"). These actions are described below.

ESTABLISHMENT OF 2009 DISCRETIONARY INCENTIVE BONUS PROGRAM

On April 15, 2009 the Compensation Committee and the Board adopted the Global Crossing 2009 Discretionary Incentive Bonus Program, the Company's annual bonus program for 2009 (the "2009 Bonus Program"). Substantially all of the Company's non-sales employees may become eligible to participate in the 2009 Bonus Program. The program is intended to retain such employees and to motivate them to help the Company achieve its financial and business goals.

Each participant is provided a target award under the 2009 Bonus Program expressed as a percentage of his or her base salary. The applicable percentages for the Named Executive Officers are as follows:
                                                 Target Bonus Opportunity
John J. Legere                                       100%
David R. Carey                                                     65%
Daniel J. Enright                                                     65%
John A. Kriztmacher                               65%
John B. McShane                                 65%

Actual awards under the 2009 Bonus Program will be paid only if the Company achieves specified performance goals for 2009 relating to earnings (50% weighting) and cash flow (50% weighting). If the Company achieves the target levels of both performance goals, then each participant will have the potential to receive up to 100% of the participant's target bonus opportunity. The Compensation Committee may in its sole discretion adjust the payout amounts to any or all participants based upon such factors, objective or subjective, it deems prudent, necessary or appropriate. For example, without exclusion or limitation, the Compensation Committee may reduce or eliminate any payout amount based on any events or changes in events (past, present or future), accounting practices or applicable law, general macro-economic or market factors, extraordinary gains or losses, discontinued operations, restructuring costs, sales or dispositions of assets and acquisitions, individual work performance criteria, the Company's OIBDA (defined as operating income before depreciation and amortization), free cash flow (defined as net cash provided by (used in) operating activities less purchases of property and equipment as disclosed in the statement of cash flows), cash flows, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, operational funding requirements, appreciation in Company stock value, the Company's liquidity position, stock value and business prospects, and any other performance results and productivity measures applicable to individual participants.

Bonus payouts under the 2009 Bonus Program will be made in cash; provided that the Compensation Committee retains discretion to change the allocation between cash and shares issued under the 2003 Global Crossing Limited Stock Incentive Plan; and provided, further, that not less than half of the chief executive officer's bonus will be paid in cash in accordance with his employment agreement.

ESTABLISHMENT OF 2009 LONG-TERM INCENTIVE PROGRAM

On April 15, 2009, the Compensation Committee and the Board also approved the 2009 long-term incentive program comprising the grant of restricted stock units ("RSUs") and performance shares to key employees of the Company, including the Named Executive Officers, under the 2003 Global Crossing Limited Stock Incentive Plan.

Each RSU entitles the participant to receive an unrestricted share of the Company's common stock on March 12, 2012, subject to the participant's continued employment through that date and subject to earlier pro-rata vesting in the event of death or long-term disability; provided that all of the chief executive officer's unvested RSUs vest upon actual or constructive termination without cause (as determined in accordance with his employment agreement) or due to death or long-term disability. Each RSU will also vest in full upon a Change in Control (as defined in the 2003 Global Crossing Limited Stock Incentive Plan). The aggregate number of RSUs granted to the Named Executive Officers was 446,250.

In addition, a target performance share opportunity was established for each participant. Each performance share earned will be paid out in unrestricted shares of our common stock on December 31, 2011, subject to the participant's continued employment through that date and subject to earlier pro-rata payout in the event of death or long-term disability; provided that all of the chief executive officer's unvested performance shares vest upon actual or constructive termination without cause (as determined in accordance with his employment agreement) or due to death or long-term disability. In the event of a Change in Control (as defined in the 2003 Global Crossing Limited Stock Incentive Plan), the performance share opportunity payout will be determined on the basis of the Company's relative total shareholder return against such indices (as described below) calculated through the relevant Change in Control date. The aggregate target number of performance shares granted to the Named Executive Officers was 446,250.

Each participant's target performance share opportunity is based on total shareholder return over a three year period as compared to two peer groups. Depending on how the Company ranks in total shareholder return as compared to the two peer groups, each grantee may earn 0% to 200% of the target number of performance shares. No payout will be made if the average of the Company's total shareholder return results relative to the two peer groups (weighted equally) represents a ranking below the 30th percentile, and the maximum payout of 200% will be made if such average ranking is at or above the 80th percentile; provided that the portion of any payout exceeding 100% of the target award will be paid in the sole discretion of the Compensation Committee and will be paid, if at all, in cash rather than shares, with such cash being an amount equal to the product of (i) the average closing price of the Company's common shares for the month of December 2011 multiplied by (ii) the number of shares constituting the target award multiplied by (iii) the percentage payout in excess of 100%.

The target numbers of RSUs and performance shares granted to the Named Executive Officers under the 2009 long-term incentive program are as follows:

                                        Target RSUs                Target Performance Shares
John J. Legere                        249,100                               249,100
David R. Carey                                 45,650                                      45,650
Daniel J. Enright                                 45,650                                      45,650
John A. Kriztmacher            60,200                               60,200
John B. McShane                           45,650                              45,650

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: April 21, 2009	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
SVP and Secretary